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QSGI
A WindsorTech Company


For Immediate Release

IR Contact                                  Media Contact
David Waldman/Jody Burfening                Jerry Miller
Lippert/Heilshorn & Associates              JMPR
dwaldman@lhai.com                           jmpr@nyc.rr.com
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(212) 838-3777                              (212) 777-0552



     WindsorTech Appoints Seth Grossman President & Chief Operating Officer
       Joel Owens Appointed Managing Director of International Operations

HIGHTSTOWN, NJ--March 14, 2005-- WindsorTech, Inc. (OTCBB: WSRT) d/b/a QSGI, today announced the appointment of Seth A. Grossman, a member of the company's board of directors, as president and chief operating officer of WindsorTech. Mr. Grossman replaces Joel Owens who will continue as executive vice president of the Data Center Hardware & Data Center Maintenance groups of QSGI and has also been appointed director of international operations.

Prior to joining WindsorTech, Mr. Grossman, age 39, served as executive vice president and chief strategic officer of Paxson Communications Corporation (Amex:PAX), where he was responsible for strategic planning and new business development. Previously, Mr. Grossman served as chief financial officer of Paxson. At Paxson, Mr. Grossman was instrumental in financing and assembling the PAX TV station group, as well as its previous Florida radio and outdoor advertising operations. From 1992 to 1994, Mr. Grossman was an investment banker with Houlihan, Lokey, Howard & Zukin, where he concentrated on broadcast- and media-related companies. Mr. Grossman has been a member of the board of directors of the Enterprise Development Corporation of South Florida, a non-profit organization that assists emerging science and technology companies throughout South Florida. He holds a BBA with distinction from the University of Michigan and an MBA from the Harvard Business School.

Marc Sherman, chairman and chief executive officer of WindsorTech, stated, "Seth's contributions to our board have been immeasurable and his appointment as president and COO will enhance the senior management team. Seth brings an impressive track record at Paxson, where he helped build the company's position as the largest owner of broadcast television stations in the United States. Seth will be instrumental in driving our long-term growth strategy, by helping accelerate our penetration of Fortune 1000 companies, identifying new channel partners, and expanding our product offering."

Mr. Sherman continued, "Seth's appointment enables Joel Owens to focus on the Data Center Hardware and Data Center Maintenance groups of QSGI, given the rapid growth of these services. We are also pleased to appoint Joel managing director of international operations in light of several exciting overseas opportunities that have arisen."

Seth Grossman stated, "This is an exciting opportunity to strengthen WindsorTech's position as a leading provider of data security, compliance, and maintenance services to all the companies now impacted by the increasingly regulated data security and IT asset retirement environment. I look forward to joining a senior management team of highly motivated and seasoned professionals, each having 15-20 years of data security, maintenance, and end-if-life IT asset management industry experience."

About WindsorTech

WindsorTech Inc., d/b/a QSGI, manages the information technology (IT) products of Fortune 1000 and government customers, specializing in data security and regulatory compliance. QSGI turns its clients' IT liabilities into IT assets, by maintaining, refurbishing and/or reselling equipment. Prior to resale, the company utilizes its proprietary Department of Defense (DOD) level certified data sweep to eliminate otherwise recoverable data. QSGI reduces its customers' potential liability, by ensuring regulatory and environmental compliance for IT products.


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QSGI

Statements about WindsorTech's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are `forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. WindsorTech intends that such forward-looking statements involve risks and uncertainties and are subject to change at any time, and WindsorTech's actual results could differ materially from expected results. WindsorTech undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

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